Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:
John Stiles
investor-relations@puredepth.com
314-994-0560

PureDepth™ Announces Items Related to Financial Reporting

REDWOOD SHORES, California - May 1, 2007 - PureDepth™, Inc. (OTC: PDEP), a global leader in next-generation display technologies and the pioneer of multi-layer display (MLD™) technology, announced the following related to its financial reporting.

The Company announced it will restate the previously filed financial statements included with its Quarterly Reports on Form 10-QSB for the quarters ended April 30, 2006, July 31, 2006 and October 31, 2006 to correct errors in the Company’s computations of stock-based compensation and that such statements should no longer be relied upon. The restatement will have no impact on total stockholders’ equity and will result in a reduction of both operating expense and the reported net loss for the nine months ended October 31, 2006. The Company intends to file the restated quarterly financial statements as soon as practicable.

The Company also announced that it is not able to file its Annual Report on Form 10-KSB for the fiscal year ended January 31, 2007 (the “Form 10-KSB”) by the prescribed due date without unreasonable effort or expense due to complexity relating to calculation of the Company’s accounting for stock-based compensation, a corresponding delay in the finalization of related tax provisions and the related review of the previously issued quarterly financial statements. The Company intends to file the Form 10-KSB as soon as practicable, and in no event later than the fifteenth calendar day following the prescribed due date.

The Company also announced it has begun the process of selecting a new audit firm located closer to the Company’s Silicon Valley headquarters. The Company’s independent auditors, Mark Bailey & Company, Ltd., based in Reno, Nevada, has resigned effective after completion of the current audit of the Company’s Annual Report on Form 10-KSB for the year ended January 31, 2007 and its review of the financial statements to be included in the Quarterly Report on Form 10-QSB for the three months ended April 30, 2007. PureDepth management and Mark Bailey & Company stated there were no disagreements between the parties over any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure. Mark Bailey and Company has agreed to assist with the selection process for the new audit firm.

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“We are pleased to have had the opportunity to work with PureDepth and its management team over the past year,” said Mark Bailey, founder of Mark Bailey & Company. “We are dedicated to assisting them with the selection of a new audit team. We intend to work diligently to make the transition as smooth as possible to insure the timely reporting of PureDepth’s future filings.”

About PureDepth
PureDepth (www.puredepth.com) is an innovative technology company transforming the visual display experience by delivering award-winning MLD technology. Backed by 46 approved patents, this breakthrough in visualization is the first display technology that provides Actual Depth™. The Company has a sales, marketing and distribution license agreement with Sanyo Corporation (NASDAQ: SANYY) in Japan, a worldwide licensing agreement with International Game Technology (NYSE: IGT) and business opportunities in broad consumer markets. Founded in 1999, the Company is headquartered in Redwood Shores, California, with a research and development center located in New Zealand and offices in Japan.

Forward-Looking Statements
This press release contains certain statements that are "forward-looking statements" and includes, among other things, discussions and disclosures of the Company's expectations for the use of its technology and market for its products, and the likelihood of any resulting products to become widely accepted by the marketplace. Words such as, but not limited to, "may," "likely," "anticipate," "expect" and "believes" indicate forward-looking statements. Although PureDepth believes that the expectations reflected in these forward-looking statements are generally reasonable, it can give no assurance that such expectations will ultimately prove to be correct or materialize. All phases of PureDepth's business and operations are subject to a number of uncertainties, risks and other influences, most of which are outside its control, and any one or combination of which could materially and adversely affect the results of the Company's operations, and whether any forward-looking statements contained herein ultimately prove to be accurate. Information regarding such risks and uncertainties can be found in the Company’s most recently filed annual report on 10-KSB and other filings that have been made with the SEC.

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PureDepth™, MLD™ and Actual Depth™ are trademarks of PureDepth, Inc. All other trademarks and registered trademarks are the property of their respective owners, without intent to infringe.